UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2014 (October 21, 2014)

SYSOREX GLOBAL HOLDINGS CORP.

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Director Services Agreements

On October 21, 2014, Sysorex Global Holdings Corp. (the “Company”) entered into director services agreements with Leonard A. Oppenheim, Thomas L. Steding, Kareem M. Irfan, and Tanveer A. Khader, all independent directors (individually referred to as an “Independent Director” and collectively referred to as the “Independent Directors”) on the Company’s Board of Directors (the “Board”).

Mr. Oppenheim will receive quarterly compensation of: (i) $5,000 for serving as an Independent Director, (ii) $625 for serving as a member of the Audit Committee, (iii) $625 for serving as a member of the Compensation Committee, and (iv) $625 for serving as a member of the Nominating Committee. In addition, Mr. Oppenheim will also be entitled to (1) a non-qualified stock option to purchase up to 10,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (subject to adjustment for any reverse or forward stock split) issued under the Company’s 2011 Employee Stock Incentive Plan (the “Plan”), which will vest over 48 months in equal installments of 1/48 per month, with an exercise price equal to the closing market price per share of the Common Stock as reported by Nasdaq on the grant date (subject to adjustment for any reverse or forward stock split), pursuant to a non-qualified stock option agreement and (2) restricted stock awards equal to 5,000 shares of Common Stock per quarter issued under the Plan, which will be fully vested as of each award grant date.

Mr. Steding will receive quarterly compensation of: (i) $5,000 for serving as an Independent Director, (ii) $625 for serving as a member of the Audit Committee, (iii) $625 for serving as a member of the Compensation Committee, and (iv) $625 for serving as a member of the Nominating Committee. In addition, Mr. Steding will also be entitled to (1) a non-qualified stock option to purchase up to 10,000 shares of Common Stock (subject to adjustment for any reverse or forward stock split) issued under the Plan, which will vest over 48 months in equal installments of 1/48 per month, with an exercise price equal to the closing market price per share of the Common Stock as reported by Nasdaq on the grant date (subject to adjustment for any reverse or forward stock split), pursuant to a non-qualified stock option agreement and (2) restricted stock awards equal to 5,000 shares of Common Stock per quarter issued under the Plan, which will be fully vested as of each award grant date.

Mr. Irfan will receive quarterly compensation of: (i) $5,000 for serving as an Independent Director, and (ii) $625 for serving as a member of the Audit Committee. In addition, Mr. Irfan will also be entitled to (1) a non-qualified stock option to purchase up to 10,000 shares of the Company’s Common Stock (subject to adjustment for any reverse or forward stock split) issued under the Plan, which will vest over 48 months in equal installments of 1/48 per month, with an exercise price equal to the closing market price per share of the Common Stock as reported by Nasdaq on the grant date (subject to adjustment for any reverse or forward stock split), pursuant to a non-qualified stock option agreement and (2) restricted stock awards equal to 5,000 shares of Common Stock per quarter issued under the Plan, which will be fully vested as of each award grant date.

Mr. Khader will receive quarterly compensation of: (i) $5,000 for serving as an Independent Director, and (ii) $625 for serving as a member of the Nominating Committee. In addition, Mr. Khader will also be entitled to (1) a non-qualified stock option to purchase up to 10,000 shares of Common Stock (subject to adjustment for any reverse or forward stock split) issued under the Plan, which will vest over 48 months in equal installments of 1/48 per month, with an exercise price equal to the closing market price per share of the Common Stock as reported by Nasdaq on the grant date (subject to adjustment for any reverse or forward stock split), pursuant to a non-qualified stock option agreement and (2) restricted stock awards equal to 5,000 shares of Common Stock per quarter issued under the Plan, which are fully vested as of each award grant date.

The Independent Directors will also receive $1,000 payable in cash for each Board meeting attended in person and $500 for each Board meeting attended by telephone. The Company has also agreed to reimburse the Independent Directors for ordinary and reasonable expenses incurred in exercising their responsibilities and duties as an Independent Director.

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The above are brief descriptions of the director services agreements, non-qualified stock option agreements and restricted stock award agreements and are qualified in their entirety by the full text of the director services agreements, non-qualified stock option agreements, and restricted stock award agreements, respectively, which are attached to this Current Report as exhibits.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Executive Employment Agreements

On October 21, 2014, the Company entered into employment agreements with each of William Frederick, the Company’s Chief Financial Officer, and Wendy Loundermon, the Company’s Vice President of Finance and Secretary (individually referred to as an “Executive” and collectively referred to as the “Executives”), effective as of October 1, 2014 (the “Effective Date”). The Compensation Committee of the Board determined and approved the individual elements of total compensation for the Executives.

Pursuant to the employment agreements, Mr. Frederick will be compensated at an annual rate of $250,000 and Ms. Loundermon will be compensated at an annual rate of $200,000.

Additionally, the Company shall issue Mr. Frederick an incentive stock option to purchase 200,000 shares of Common Stock (subject to adjustment for any reverse or forward stock split) under the Plan pursuant to an incentive stock option agreement, which shall have an exercise price set by the Compensation Committee of the Board and will vest, in equal amounts, over the four (4) year period beginning on the date that is six (6) months from the Effective Date and ending four (4) years and six (6) months after the Effective Date.

The Executives will be eligible to participate in any employee benefit plans the Company offers. Also, Mr. Frederick and Ms. Loundermon will each be entitled to three (3) weeks and four (4) weeks of paid time off each year, respectively, as set forth in their employment agreements.

At least annually, each Executive and the Compensation Committee of the Board will meet to establish (i) performance standards and goals to be met by the Executive and (ii) cash bonus targets based on the performance standards and goals that are achieved. The standards and goals and the bonus targets will be set by the Compensation Committee of the Board, in its sole discretion.

Our Board may terminate the services of the Executives for with or without “cause,” as defined in the employment agreements. The employment agreements may also be terminated by an Executive’s death or disability, by the election of the Executive or due to a change of control, as defined in the employment agreements.

If an Executive is terminated as a result of death, disability or the Executive’s election, he will receive his accrued but unpaid salary (the “Termination Payment”). The Executive will be entitled to continue to participate in any employee benefit plan to the extent provided for in the plan or as may be required by law.

If the Company terminates Mr. Frederick’s employment in connection with a change of control (as defined in the employment agreement, or any reason other than for cause, Mr. Frederick will receive the Termination Payment and severance consisting of his base salary at the then current rate and levels for three (3) months from the date of termination after six (6) months of employment and six (6) months from the date of termination after two (2) years of employment. If the Company terminates Ms. Loundermon’s employment in connection with a change of control (as defined in the employment agreement), or any reason other than for cause, Ms. Loundermon will receive the Termination Payment and severance consisting of her base salary at the then current rate for twelve (12) months from the date of termination.

A termination as a result of a change in control is defined as a termination that occurs as a result of (A) any merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a “Fundamental Transaction”) with any other entity, other than a Fundamental Transaction that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power immediately after such Fundamental Transaction of (i) the Company’s outstanding securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division, or (B) any sale, transfer or other disposition of all or substantially all of the Company’s assets to one or more unaffiliated other persons in a single transaction or series of related transactions.  For avoidance of doubt, a public offering of securities by the Company or its stockholders shall not constitute a Change of Control.

The above are brief descriptions of the employment agreements and incentive stock option agreement and are qualified in their entirety by the full text of the employment agreements and incentive stock option agreement, respectively, which are attached to this Current Report as exhibits.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Director Services Agreement with Leonard A. Oppenheim dated October 21, 2014.*
10.2	Director Services Agreement with Thomas L. Steding dated October 21, 2014.*
10.3	Director Services Agreement with Kareem M. Irfan dated October 21, 2014.*
10.4	Director Services Agreement with Tanveer A. Khader dated October 21, 2014.*
10.5	Form of Non-Qualified Stock Option Agreement.*
10.6	Form of Restricted Stock Award Agreement.*
10.7	Employment Agreement, effective as of October 1, 2014, between William Frederick and the Company.*
10.8	Employment Agreement, effective as of October 1, 2014, between Wendy Loundermon and the Company.*
10.9	Form of Incentive Stock Option Agreement.*

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL HOLDINGS CORP.

Dated: October 27, 2014	By:	/s/ William W. Frederick
Name: William W. Frederick
Title: Chief Financial Officer